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                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the December 16, 1993 Registration Statement on Form S-8 (Registration No. 33-73018) and in the July 9, 1996 Registration Statement on Form S-8 (Registration No. 333-07827) of our reports dated February 20, 1998, and February 12, 1999, relating to the financial statements of Adams Wine Company d/b/a Monarch Wine Company of Georgia, which appear on Form 8-K of Todhunter International, Inc.



                                     /s/ Babush, Neiman, Kornman & Johnson, LLP


January 31, 2000